EXHIBIT 107
Calculation of Filing Fee Table
Form S-1
(Form Type)
TIAA Real Estate Account
(Exact Name of Registration as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Being Registered*	Proposed Maximum Offering Price Per Unit*	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Other	Accumulation Unit (2)	457(o)			$3,000,000,000	0.00011020	$330,600
Fees Previously Paid
Carry Forward Securities	Other	Accumulation Unit (2)	415(a)(6)			$1,520,000,000 (1)			S-1	333-263515	April 29, 2022	$140,904.00
		Total Offering Amount				$4,520,000,000 (1)		$330,600
		Total Fees Previously Paid						$---
		Total Fee Offsets						$---
		Net Fee Due						$330,600
* The securities are not issued in predetermined amounts or units, and the maximum aggregate offering price is estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(1) Pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), this registration statement includes $1,520,000,000 in aggregate principal amount of unsold securities that were previously registered for sale under the Registrant’s registration statement on Form S-1 (File No. 333-263515), which was initially filed by the Registrant on March 14, 2022 and declared effective on April 29, 2022 (the “Prior Registration Statement”). The unsold securities previously registered for sale under the Prior Registration Statement remain registered and are being carried forward to this registration statement. Filing fees of $140,904.00 were previously paid in connection with these unsold securities. Pursuant to Rule 415(a)(6), the filing fee previously paid with respect to such unsold securities will continue to be applied to such unsold securities. The amount of the registration fee in the table above relates solely to the additional $3,000,000,000 in aggregate principal amount of accumulation units being registered hereunder. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(2) Accumulation units are the securities issued by the Registrant to contract owners who are in the accumulation period of their variable annuity contract(s) issued by TIAA.